Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

Global Business Travel Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(5)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

	Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	47,870,291	(2)	$6.82	$326,475,384.62	.0000927	$30,264.27
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	11,068,989	(3)	$6.82	$75,490,504.98	.0000927	$6,997.97
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	36,535,801	(4)	$6.82	$249,174,162.82	.0000927	$23,098.45
	Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$651,140,052.42		$60,360.69
	Total Fees Previously Paid								$0.00
	Total Fee Offsets								$0.00
	Net Fee Due								$60,360.69

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) of the Company that become issuable under the Company’s 2022 Equity Incentive Plan (the “EIP”), the Company’s Employee Stock Purchase Plan (the “ESPP”) and the Company’s Management Incentive Plan (the “MIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents shares of Common Stock of the Company available for future issuance under the EIP.

(3)	Represents shares of Common Stock of the Company available for future issuance under the ESPP.

(4)	Represents shares of Common Stock of the Company available for future issuance under the MIP.

(5)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per share of Class A Common Stock and the maximum aggregate offering price are based on the average of the $7.20 (high) and $6.43 (low) sale price of the Registrant's Class A Common Stock as reported on the NYSE on August 5, 2022, which date is within five business days prior to filing this Registration Statement.